                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                 Subsidiary                              Jurisdiction
                 ----------                              ------------
Nuance Communications France Sarl             France
Nuance Communications Sweden, A.B.            Sweden
Nuance Communications KK                      Japan
Nuance Communications International, Inc.     Delaware
Nuance Communications Hong Kong Limited       Hong Kong
Nuance Communications Spain S.L.              Spain
Nuance Communications Ltd.                    Brazil
Nuance Communications Korea Inc.              Korea
Nuance Communications Italy Srl               Italy
Nuance Communications Australia Pty Ltd       Australia
Nuance Communications Aachen GmbH             Germany
Nuance Communications International BVBA      Belgium
Nuance Communications Montreal Limited        Canada
Nuance Communications LLC                     Delaware
Nuance Communications Israel, Ltd.            Israel
Nuance Communications Netherlands BV          Netherlands
Nuance Communications UK Limited              United Kingdom
Nuance Recognita Corp.                        Hungary
Nuanso Limited                                United Kingdom
ScanSoft FSC                                  Guam
ScanSoft Taiwan                               Taiwan
ScanSoft KK                                   Japan
ScanSoft GmBH                                 Germany
ScanSoft Srl                                  Italy
ScanSoft Australia Pty Ltd                    Australia
ScanSoft Canada Inc.                          Canada
SpeechWorks International, Inc.               Delaware
SpeechWorks Securities Corp.                  Massachusetts
SpeechWorks (BVI) Ltd.                        British Virgin Islands
SpeechWorks Asia Pacific Pte Ltd.             Singapore
Rhetorical Group plc.                         Scotland
Rhetorical Systems Limited                    Scotland
Rhetorical, Inc.                              Delaware
Rhetorical Group Employee Benefit Trust       United Kingdom
Phonetic Systems Ltd.                         Israel
Phonetic Systems Inc.                         Delaware
Phonetic Systems U.K. Limited                 United Kingdom
Dictaphone Corporation                        Delaware
Dictaphone Canada 1995 Inc.                   Canada
Dictaphone Company Limited                    United Kingdom
Dictaphone International Limited              United Kingdom
Dictaphone NV                                 Belgium
Dictaphone Deutschland GmbH                   Germany
Dictaphone Pty Ltd.                           Australia
Caere Corporation                             Delaware
Caere Kft                                     Hungary
ART Advanced Recognition Technologies, Inc.   Delaware
Locus Dialogue Technologies USA, Inc.         Delaware
1448451 Ontario Inc.                          Canada